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FOR RELEASE                                 CONTACT:  Chris Morris
August 11, 2006                                       Executive Vice President
3:30 p.m. Central Time                                Chief Financial Officer
                                                      (972) 258-4525

                    CEC ENTERTAINMENT, INC. DELAYS FILING ITS
                          QUARTERLY REPORT ON FORM 10-Q


IRVING, TEXAS - CEC Entertainment, Inc. (NYSE:"CEC") today announced that it filed with the Securities and Exchange Commission ("SEC") a Form 12b-25 stating that it does not expect to timely file its quarterly report on Form 10-Q for the period ended July 2, 2006, which is due on August 11, 2006. The Company intends to file the Form 10-Q as soon as is practical after its Audit Committee's review of its stock option granting practices is complete, but does not anticipate that it will be able to file within the five day extension period provided for under Rule 12b-25.

As previously announced, the Company's Audit Committee, assisted by independent legal counsel, is reviewing the Company's practices relating to stock option grants. Subsequent to the Company informing the SEC of the Audit Committee's review, the Company was notified that the SEC is conducting an informal inquiry into the Company's historical stock option granting practices. The Audit Committee's review is not complete and it has not reached any final conclusions. As a consequence, the Company is not yet able to finalize its financial statements in order to file its quarterly report on Form 10-Q within the prescribed time period.

Certain statements in this press release, other than historical information, may be considered forward-looking statements, within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, and is subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on CEC's operating results, performance or financial condition are its ability to implement its growth strategies, national, regional and local economic conditions affecting the restaurant/entertainment industry, competition within each of the restaurant and entertainment industries, success of its franchise operations, negative publicity, fluctuations in quarterly results of operations, including seasonality, government regulations, weather, school holidays, commodity and labor costs and the potential impact of the Audit Committee's review of the Company's stock option granting practices.

CEC Entertainment, Inc. operates a system of 522 Chuck E. Cheese's restaurants in 48 states, of which 477 are owned and operated by the Company. # # #